Exhibit (n)

Ernst & Young LLP 1775 Tysons Boulevard Tysons, VA 22102	Tel: +1 703 747 1000 ey.com

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the use of our report dated October 27, 2022 with respect to Carlyle AlpInvest Private Markets Fund, in Pre-Effective Amendment No. 3 to the Registration Statement (Form N-2 No. 333-264983) and related Prospectus of Carlyle AlpInvest Private Markets Fund for the registration of up to $1,000,000,000 of its common shares.

/s/ Ernst & Young LLP

Tysons, VA

October 27, 2022

Ernst & Young LLP 1775 Tysons Boulevard Tysons, VA 22102	Tel: +1 703 747 1000 ey.com

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the use of our report dated August 12, 2022 with respect to AlpInvest Seed Fund, L.P., in Pre-Effective Amendment No. 3 to the Registration Statement (Form N-2 No. 333-264983) and related Prospectus of Carlyle AlpInvest Private Markets Fund for the registration of up to $1,000,000,000 of its common shares.

/s/ Ernst & Young LLP

Tysons, VA

October 27, 2022